UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 25, 2005


                           IMMTECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      8733                   39-1523370
--------------------------------------------------------------------------------
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)


 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code:  (847) 573-0033

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
            -------------

            Immtech International, Inc. ("Immtech") received on April 25, 2005 an advance payment of $1.0 million, aggregating to approximately $4.023 million to date, for the advancement of clinical trials of DB289 in the treatment of malaria. The funds were received from the Medicines For Malaria Venture, a foundation established in Switzerland ("MMV"), pursuant to a Testing Agreement dated November 26, 2003 among Immtech, MMV and The University of North
Carolina at Chapel Hill (the "MMV Agreement").

            In addition to the $1 million payment, MMV previously advanced to Immtech $668,000 in fiscal 2004 and approximately $2.3 million in fiscal 2005, to fund development and commercialization efforts of Immtech's first oral drug candidate, DB289, for treatment of malaria. Each funding advance is contingent upon Immtech's successful attainment of milestones set forth in the MMV Agreement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         IMMTECH INTERNATIONAL, INC.


Date  April 26, 2005                     By:  /s/ T. Stephen Thompson
                                             -----------------------------------
                                             T. Stephen Thompson
                                             Chief Executive Officer and
                                             President